                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                            LIBERTY PROPERTY TRUST
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


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/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                            LIBERTY PROPERTY TRUST
                           65 Valley Stream Parkway
                          Malvern, Pennsylvania 19355


                     -------------------------------------
                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            To be held May 20, 1998

                    -------------------------------------
     The 1998 ANNUAL MEETING of the shareholders of Liberty Property Trust, a Maryland real estate investment trust (the "Trust"), will be held at the Desmond Hotel, One Liberty Boulevard, Malvern, Pennsylvania, 19355 on Wednesday, May 20, 1998 at 10:00 AM, local time, for the following purposes:

   1. To elect three Class I trustees to hold office until the Annual Meeting of Shareholders to be held in 2001 and until their successors are duly elected and qualified; and

   2. To transact such other business as may properly come before the meeting.

     The Board of Trustees has fixed the close of business on March 16, 1998 as the record date for the meeting. Only shareholders of record as of that date are entitled to notice of and to vote at the meeting and any adjournment and postponement thereof.

     The accompanying form of proxy is solicited by the Board of Trustees of the Trust. Reference is made to the attached Proxy Statement for further information with respect to the business to be transacted at the meeting.


                                          By Order of the Board of Trustees,


                                          /s/ James J. Bowes
                                          ----------------------------------
                                          James J. Bowes
                                          Secretary



Malvern, Pennsylvania
April 16, 1998


PLEASE COMPLETE AND RETURN YOUR SIGNED PROXY CARD


     Please complete and promptly return your proxy in the envelope provided. This will not prevent you from voting in person at the meeting. It will, however, help to assure a quorum and to avoid added proxy solicitation costs.

                            LIBERTY PROPERTY TRUST

                                PROXY STATEMENT

                        ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held May 20, 1998

                              GENERAL INFORMATION

     This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Trustees of Liberty Property Trust, a Maryland real estate investment trust (the "Trust"), for use at the Trust's 1998 Annual Meeting of Shareholders (the "Meeting") to be held at the Desmond Hotel, One Liberty Boulevard, Malvern, Pennsylvania, 19355 on Wednesday, May 20, 1998 at 10:00 A.M., local time, and any adjournment or postponement thereof, for the purposes set forth in the foregoing notice and more fully discussed herein. This proxy statement, the foregoing notice and the enclosed proxy are first being mailed to shareholders of the Trust on or about April 16, 1998. Only shareholders of record at the close of business on March 16, 1998 shall be entitled to notice of and to vote at the Meeting.

     If the enclosed proxy is properly executed and received by the Trust prior to voting at the Meeting, the common shares of beneficial interest, $0.001 par value per share, of the Trust (the "common shares") represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, the common shares will be voted FOR the nominees of the Board of Trustees in the election of trustees. Management does not intend to bring any matter before the Meeting other than as indicated in the notice and does not know of anyone else who intends to do so. If any other matters properly come before the Meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

     Any proxy may be revoked at any time prior to its exercise by notifying the Secretary in writing prior to the time of the Meeting, by delivering a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

     On the record date, the Trust had 56,842,599 common shares outstanding and entitled to vote at the Meeting. There must be present at the Meeting in person or by proxy shareholders entitled to cast a majority of all the votes entitled to be cast to constitute a quorum for the Meeting. Common shares represented at the Meeting in person or by proxy but not voted will be included in determining the presence of a quorum. Each holder of common shares is entitled to one vote per share held of record by such holder on the record date. Assuming a quorum is present at the Meeting, a plurality of all the votes cast at the Meeting shall be sufficient to elect a trustee. There is no cumulative voting in the election of trustees. A majority of all the votes cast at the Meeting shall be sufficient to approve any other matter that may properly come before the Meeting, unless more than a majority of the votes cast is required by statute or by the Amended and Restated Declaration of Trust of the Trust (the "Declaration of Trust").

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT


     The following table sets forth certain information, as of March 31, 1998 (except as indicated below), regarding the beneficial ownership, as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of common shares by each trustee, each nominee for election as trustee, each executive officer listed in the Summary Compensation Table appearing on page seven, all trustees and executive officers as a group, and each person who is known to the Trust to be the beneficial owner of more than five percent of the outstanding common shares. Each person named in the table below has sole voting and investment power with respect to the common shares listed opposite such person's name, except as otherwise noted.



                                                                          Number of Shares      Percent
Beneficial Owners                                                        Beneficially Owned     of Class
-----------------                                                        ------------------     --------
Willard G. Rouse III ................................................           685,115(1)     1.2%
Joseph P. Denny .....................................................           419,863(2)       *
George F. Congdon ...................................................           442,122(3)       *
Robert E. Fenza .....................................................           277,770(4)       *
George J. Alburger, Jr. .............................................            68,207(5)       *
Frederick F. Buchholz ...............................................             9,500(6)       *
J. Anthony Hayden ...................................................            58,500(6)       *
M. Leanne Lachman ...................................................             9,500(6)       *
David L. Lingerfelt .................................................            35,161(7)       *
John A. Miller ......................................................             5,000(8)       *
Stephen B. Siegel ...................................................             4,500(9)       *
FMR Corp.
 82 Devonshire Street, Boston, MA 02109 .............................         4,654,900(10)    8.2%
All trustees and executive officers as a group (12 persons) .........         2,015,928(11)    3.4%

------------
 *   Represents less than one percent of class.

 (1) Includes 165,435 common shares subject to options exercisable within 60 days of the record date for the Meeting, 4,000 common shares issuable upon exchange of 8% Exchangeable Subordinated Debentures due 2001 (the "Convertible Debentures") of Liberty Property Limited Partnership, a Pennsylvania limited partnership (the "Operating Partnership" and, together with the Trust, the "Company") (which, as of March 31, 1998, was 92.4% owned by the Trust), and 457,665 common shares issuable upon exchange of units of limited partnership interest ("Units") of the Operating Partnership.

 (2) Includes 156,613 common shares subject to options exercisable within 60 days of the record date for the Meeting and 260,250 common shares issuable upon exchange of Units.

 (3) Includes 82,997 common shares subject to options exercisable within 60 days of the record date for the Meeting and 310,153 common shares issuable upon exchange of Units. Includes 2,900 common shares held by Mr. Congdon or his spouse as custodian for children and other relatives, as to which Mr. Congdon disclaims beneficial ownership.

 (4) Includes 82,027 common shares subject to options exercisable within 60 days of the record date for the Meeting and 195,043 common shares issuable upon exchange of Units. Also includes 700 common shares, held by Mr. Fenza as custodian for children, or owned directly by such children, as to which Mr. Fenza disclaims beneficial ownership.

 (5) Includes 59,050 common shares subject to options exercisable within 60 days of the record date for the Meeting.

 (6) Includes 8,500 common shares subject to options exercisable within 60 days of the record date for the Meeting.

 (7) Includes 3,500 common shares subject to options exercisable within 60 days of the record date for the Meeting, and 30,674 common shares issuable upon exchange of Units. Also includes 987 common shares held by trusts for the benefit of Mr. Lingerfelt's children, as to which Mr. Lingerfelt disclaims beneficial ownership.

 (8) Includes 2,000 common shares subject to options exercisable within 60 days of the record date for the Meeting.

 (9) Includes 3,500 common shares subject to options exercisable within 60 days of the record date for the Meeting.

(10) Includes 1,554,700 common shares issuable upon exchange of Convertible Debentures. As of December 31, 1997 FMR Corp. had sole dispositive power over 4,654,900 common shares, including 696,000 common shares over which FMR Corp. had sole voting power. The information relating to FMR Corp. is based solely on a review of a Schedule 13G filed by FMR Corp. with the Securities and Exchange Commission (the "Commission").

(11) Includes 580,622 common shares subject to options exercisable within 60 days of the record date for the Meeting, 4,000 common shares issuable upon exchange of Convertible Debentures, and 1,253,785 common shares issuable upon exchange of Units.

                 ELECTION OF TRUSTEES AND CONTINUING TRUSTEES


     In accordance with the Declaration of Trust and By-laws, the Board of Trustees has fixed the total number of trustees at nine. The Board is divided into three classes serving staggered three-year terms, the term of one class of trustees to expire in each successive year. Three Class I trustees will be elected at the Meeting to serve until the Annual Meeting of Shareholders to be held in 2001 and until their successors are duly elected and qualified. All of the present nominees for election as trustees currently serve as trustees of the Trust. A proxy signed in the enclosed form will be voted FOR the election of the nominees named below, unless a contrary instruction is given.

     Management believes that all of its nominees are willing and able to serve the Trust as trustees. If any nominee at the time of election is unable or unwilling to serve or is otherwise unavailable for election, and as a consequence thereof other nominees are designated, the persons named in the proxy or their substitutes will have the discretion and authority to vote or to refrain from voting for other nominees in accordance with their judgment.

     The following is a brief description of the nominees for election as trustees and of the other trustees of Trust.


    Nominees for Election as Class I Trustees with Terms to Expire in 2001


     Willard G. Rouse III, age 55, has served as Chairman of the Board of Trustees and Chief Executive Officer of the Trust since its inception. Mr. Rouse had been a General Partner of Rouse & Associates, the Trust's predecessor, since its founding in 1972. Mr. Rouse has served as Chairman of each of the Pennsylvania Convention Center Authority, Foundation for Architecture, We the People 2000 and the Philadelphia Children's Network and as President of the Fellowship Commission. Mr. Rouse is currently Chair of the Regional Performing Arts Center.

     M. Leanne Lachman, age 55, has served as a trustee of the Trust since June 1994. Ms. Lachman is Managing Director of Schroder Real Estate Associates ("Schroder") which specializes in real estate management for institutional investors, managing approximately one billion dollars invested in shopping centers and office buildings across the country. Prior to joining Schroder, Ms. Lachman was affiliated for 26 years with Real Estate Research Corporation, the last eight serving as its President and Chief Executive Officer. Ms. Lachman is a director of Lincoln National Corporation and Chicago Title & Trust Company, and is an Executive Committee Member and Trustee of the Urban Land Institute and Urban Land Foundation.

     J. Anthony Hayden, age 54, has served as a trustee of the Trust since June 1994. Mr. Hayden is the President of Hayden Real Estate, Inc. Prior to forming Hayden Real Estate, Mr. Hayden spent more than 21 years at Cushman & Wakefield where he was a member of the Board of Directors. When he resigned as Executive Vice President in 1996 he was responsible for 10 offices in the Mid-Atlantic/Mid-West region. Mr. Hayden is also a member of the Society of Industrial & Office Realtors, serving in 1982 as President of the Philadelphia Chapter. He is also a member of the Philadelphia Board of Realtors and was President in 1985. He is a director of Pierce Leahy Corp. and The Founders' Bank.


           Continuing Class II Trustees with Terms to Expire in 1999


     George F. Congdon, age 55, has served as a trustee of the Trust since its inception and as an Executive Vice President of the Trust since April 1995. Previously, Mr. Congdon served as Treasurer and Chief Financial Officer of the Trust. Mr. Congdon had been a General Partner of Rouse & Associates since its founding in 1972. He is a member of the Board of Directors of the People's Light and Theater Company and Historic Yellow Springs, Inc.


     Frederick F. Buchholz, age 52, has served as a trustee of the Trust since June 1994. Mr. Buchholz has been affiliated with ERE Yarmouth or its predecessor since 1968. He was appointed Senior Vice President in December 1990 and Executive Vice President in 1992 of Equitable Real Estate, and is currently the officer in charge of ERE Yarmouth's Philadelphia region, supervising new business, asset management and restructuring/workout activities on behalf of a total mortgage and equity portfolio which exceeds $2.5 billion. Mr. Buchholz is a member of the Appraisal Institute, the Philadelphia Board of Realtors, Philadelphia Chamber of Commerce and the Real Estate Advisory Committee of the University City Science Center.

     Stephen B. Siegel, age 53, has served as a trustee of the Trust since May 1995. Mr. Siegel has been president of Insignia/Edward S. Gordon Co., Inc. and its predecessor ("ESG"), the fourth largest commercial real estate company in the United States, since March 1992. Prior to joining ESG, Mr. Siegel spent more than 27 years at Cushman & Wakefield, ascending to Chief Executive Officer. Mr. Siegel left Cushman & Wakefield in late 1988 and entered a joint venture with the Chubb Corporation where he worked for several years to develop and acquire investment-grade office buildings throughout the United States. Mr. Siegel is the general chairman of the Association for the Help of Retarded Children (AHRC) and a trustee of the National Jewish Center for Immunology and Respiratory Medicine. In addition, he serves on the advisory board of the Wharton Business School's Real Estate Center and New York University's Real Estate Council and is active in the Urban Land Institute, the Real Estate Board of New York and the Young Men's/Women's Real Estate Association.


          Continuing Class III Trustees with Terms to Expire in 2000


     Joseph P. Denny, age 51, has served as the President, Chief Operating Officer and a trustee of the Trust since its inception. Mr. Denny joined Rouse & Associates in 1979 and served as a Regional Managing General Partner and, later, as President. In these capacities, he was responsible for developing approximately one billion dollars of projects, primarily large urban projects. Mr. Denny is a Vice Chairman of the Industrial and Office Park Council of the Urban Land Institute and serves on the Advisory Board of the Wharton Business School's Real Estate Center and the NAREIT Legislative Advisory Council.

     David L. Lingerfelt, age 45, has served as a trustee of the Trust since May 1995. Mr. Lingerfelt is an attorney in private practice specializing in commercial transactions. Prior to re-entering private practice, Mr. Lingerfelt was Director of Property Administration and Counsel for Best Products Co., Inc. Mr. Lingerfelt has in the past been a partner in the Virginia law firms of Coates & Davenport and, subsequently, the firm of Shewmake, Baronian and Parkinson. Mr. Lingerfelt is a member of the American Bar Association, and its Real Property Section and Business Law Section.

     John A. Miller, CLU, age 70, has served as a trustee of the Trust since May 1995. Mr. Miller is presently serving as Chairman of the Board of Guarantee Reassurance Corp., and retired in July 1997 from the Board of Directors of the Provident Mutual Life Insurance Company of Philadelphia after serving as Director and Chairman of the Executive Committee. Mr. Miller served Provident Mutual in many capacities over his 25 years there, including as its President, Chief Operating Officer, Chief Executive Officer and Chairman of the Board. He has been a member of various Board of Directors, including BetzDearborn, Bryn Mawr Hospital, CoreStates Financial Corp. and CoreStates Bank N.A.


Committees of the Board of Trustees

     The Board's Audit Committee makes recommendations concerning the engagement of independent public accountants for the Trust, reviews with such accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants and fees therefor and reviews the adequacy of the Trust's internal accounting controls. The Audit Committee consists of at least two independent trustees, with the independent trustees constituting a majority of the Committee members. The Audit Committee currently includes no officers or employees of the Trust or the Operating Partnership. Members of the Audit Committee are Messrs. Buchholz (Chair), Hayden, Lingerfelt and Siegel. The Committee met once during the last fiscal year.

     The Board's Compensation Committee is empowered to determine compensation for the Trust's executive officers and to administer the Trust's Amended and Restated Share Incentive Plan. Members of the Compensation Committee are Messrs. Miller (Chair) and Buchholz and Ms. Lachman. See "Report of the Compensation Committee on Executive Compensation." The Compensation Committee met three times during the last fiscal year.

     The Board's Corporate Governance and Nominating Committee consists of Ms. Lachman (Chair) and Messrs. Rouse, Hayden and Miller. The Corporate Governance and Nominating Committee meets to address matters regarding corporate governance and makes recommendations to the Board regarding nominees for positions on the Board. The Corporate Governance and Nominating Committee will consider candidates proposed by shareholders in accordance with the following procedure. Such nominations should be sent to the attention of the Trust's Secretary at its principal executive office, describe the candidate's qualifications and be accompanied by the candidate's written statement of willingness and affirmative desire to serve representing the interest of all shareholders. Shareholders may also make nominations directly by following the procedure specified in the Trust's Bylaws. The Corporate Governance and Nomination Committee met three times during the last fiscal year.


Trustees' Attendance at Meetings

     The Board of Trustees held 13 meetings during the last fiscal year. Each trustee of the Trust attended at least 75% of the meetings of the Board of Trustees and meetings held by all committees on which such trustee served, with the exception of Mr. Congdon who due to illness attended approximately 70% of the meetings of the Board of Trustees.


Trustees' Compensation

     Each trustee who is not also an officer and full-time employee of the Trust or the Operating Partnership receives an annual trustee fee in the amount of $18,000 plus a fee of $1,000 for each Board meeting in which such Trustee participated; however, trustees receive a fee of $500 for teleconference Board meetings if such meetings address only routine matters. Additionally, trustees receive a fee of $500 for each committee meeting they attend. Additionally, all trustees are reimbursed for travel and lodging expenses associated with attending Board and committee meetings. Trustees who are officers and full-time employees of the Trust or the Operating Partnership receive no separate compensation for service as a trustee or committee member. On June 23 of each year, each non-employee trustee is entitled to receive a 10-year option to purchase 5,000 common shares, exercisable at a price equal to the fair market value on the date of the grant. Such options are exercisable with respect to 20% of the covered shares after the first anniversary of the grant date, exercisable with respect to 50% of the covered shares after the second anniversary of the grant date and fully exercisable after the third anniversary of the grant date.

                      COMPENSATION OF EXECUTIVE OFFICERS

     The following table shows, for the years ended December 31, 1997, 1996 and 1995, the compensation paid or accrued by the Trust and its subsidiaries, including the Operating Partnership, to the Trust's Chief Executive Officer and to the four other most highly compensated executive officers, determined as of December 31, 1997 (collectively, the "Named Executive Officers").


                           Summary Compensation Table



                                                                                              Long-Term Compensation
                                                                                 ---------------------------------------------------
                                              Annual Compensation                          Award                Payouts
                                   -------------------------------------------   ---------------------------  ----------
                                                                      Other                      Securities                  All
                                                                     Annual        Restricted    Underlying                 Other
                                                                    Compensa-         Stock        Options        LTPI     Compen-
   Name and Principal Positions    Year  Salary($)    Bonus($)    tion ($) (1)   Awards ($) (2)    SARs(#)     Payouts($) sation ($)
---------------------------------  ---- -----------  ----------  -------------   --------------- -----------  ----------- ----------
Willard G. Rouse III ............  1997   $229,320     $115,160        --            $137,592       114,660        --         --
 Chairman and                      1996    220,470      104,850        --              60,000        77,175        --         --
 Chief Executive Officer           1995    210,000      200,500        --                  --       100,000        --         --
Joseph P. Denny .................  1997   $191,100     $162,935        --                  --        81,218        --         --
 President and                     1996    183,750      129,215        --                  --        64,313        --         --
 Chief Operating Officer           1995    175,000      175,500        --                  --        87,500        --         --
George F. Congdon ...............  1997   $185,640     $    500        --            $133,661        55,692        --         --
 Executive Vice President          1996    178,500          500        --              89,964        37,485        --         --
                                   1995    170,000       51,500        --              61,200        51,000        --         --
Robert E. Fenza .................  1997   $180,180     $126,626        --                  --        63,063        --         --
 Executive Vice President          1996    173,250       73,265        --                  --        36,383        --         --
                                   1995    165,000       99,500        --                  --        49,500        --         --
George J. Alburger, Jr ..........  1997   $174,720     $    500        --            $146,765        61,152        --         --
 Chief Financial Officer           1996    168,000          500        --             100,800        42,000        --         --
                                   1995    104,849          375        --              63,135        76,300        --         --

------------
(1) Did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for any Named Executive Officer.

(2) Consistent with a policy adopted by the Trust's Compensation Committee with respect to employee bonus compensation, Messrs. Rouse, Congdon and Alburger elected to receive common shares in lieu of cash for all or part of their bonus compensation for 1997, at the rate of shares equal to 120% of the cash value of such bonus or portion thereof (the "Bonus Value").
    See "Report of the Compensation Committee on Executive Compensation." Each executive received the number of common shares able to be purchased with the dollar amount of the Bonus Value, less applicable withholding, based on the closing price per share of the common shares on February 27, 1998. The dollar amounts of Bonus Values are reflected under the Restricted
    Stock Awards column. Pursuant to such elections, in March 1998, Messrs. Rouse, Congdon and Alburger were awarded 3,392 common shares, 3,301 common shares and 3,625 common shares, respectively. Dividends will be paid on such common shares issued pursuant to such awards, and the restrictions related to such awards will expire on February 27, 1999.


                  Share Option Grants, Exercises and Holdings

     The following tables set forth certain information concerning options to purchase common shares that were granted to the Named Executive Officers with respect to the fiscal year ended December 31, 1997, options exercised by the Named Executive Officers during such period and the number and value of options held by such persons as of the end of such period. The Trust does not have any outstanding stock appreciation rights.

                    Options/SAR Grants in Last Fiscal Year



                                                                                                     Potential Realizable Value at
                               Number of       Percent of Total                                         Assumed Annual Rates of
                               Securities        Options/SARs                                           Share Price Appreciation
                               Underlying         Granted to           Exercise or                       for Option Term (3)
                              Options/SARs       Employees in          Base Price       Expiration   ----------------------------
           Name             Granted (#) (1)       Fiscal Year      ($ per Share) (2)       Date          5% ($)        10% (%)
-------------------------  -----------------  ------------------  -------------------  ------------  -------------  -------------
Willard G. Rouse III            114,660       15.1%               $25.44                 3/13/08      $1,834,454     $4,648,868
Joseph P. Denny                  81,218       10.7                 25.44                 3/13/08       1,299,413      3,292,968
George F. Congdon                55,692        7.4                 25.44                 3/13/08         891,021      2,258,021
Robert E. Fenza                  63,063        8.3                 25.44                 3/13/08       1,008,950      2,556,877
George J. Alburger, Jr.          61,152        8.1                 25.44                 3/13/08         978,376      2,479,396

------------
(1) Represents options granted on March 13, 1998 with respect to the fiscal year ended December 31, 1997. Such options become exercisable up to 20% after one year, 50% after two years, and 100% after three years.

(2) Exercise price is equal to the fair market value of the common shares on the date of grant.

(3) Potential realizable value is reported net of option exercise price but before taxes associated with exercise. These amounts represent assumed rates of appreciation only. Actual gains, if any, on the options are dependent upon the future performance of the common shares, and the amounts reflected in the table will not necessarily be achieved.


                        Aggregated Option/SAR Exercises
                  and Fiscal Year-End Option/SAR Value Tables



                                                                     Number of Securities         Value of Unexercised
                                                                    Underlying Unexercised            In-the-Money
                                                                       Options/SARs at               Options/SARs at
                             Shares Acquired         Value           Fiscal Year-End (#)         Fiscal Year-End ($) (1)
           Name              on Exercise (#)     Realized ($)     Exercisable/Unexercisable     Exercisable/Unexercisable
-------------------------   -----------------   --------------   ---------------------------   --------------------------
Willard G. Rouse III               --                --                165,435/226,400         $1,289,872/ $921,728
Joseph P. Denny                    --                --                156,613/176,418          1,233,833/  739,663
George F. Congdon                  --                --                 82,997/111,180            648,222/  457,180
Robert E. Fenza                    --                --                 82,027/116,919            641,746/  471,843
George J. Alburger, Jr.            --                --                 59,050/120,402            437,931/  485,537

------------
(1) Value is reported net of option exercise price, but before taxes associated with exercise.


Severance Plan

     The Compensation Committee of the Board of Trustees has approved the adoption of a severance plan for a group of senior officers of the Trust, including Messrs. Rouse, Denny, Fenza and Alburger. The severance plan will provide that, in the event of the termination of the participant other than "for cause" or if the participant voluntarily terminates his or her employment for "good reason" within two years following a "change of control," the participant would receive the following: (a) an amount equal to his or her current annual base salary plus the largest performance bonus paid to him or her over the previous five years, multiplied by 2.99; (b) a prorated amount of unpaid performance bonus for the year in which termination occurs; (c) immediate vesting of outstanding share options; (d) an amount equal to the Trust's maximum contribution under the 401(k) plan for a period of three years;
(e) immediate vesting of contributions previously made by the Trust to the individual's account under the 401(k) plan; and (f) continuation of employee group benefits coverage for a period equal to three years. Any amount paid by the Trust pursuant to the severance plan would be limited to the extent such amounts would not be deductible as compensation expenses by the Trust or to the extent they would cause the officer to become subject to an excise tax, each in accordance with the rules and regulations of the Internal Revenue Service. The Trust intends to execute definitive documentation regarding the severance plan during the second quarter of 1998.

Section 16(a) Beneficial Ownership Reporting Compliance


     Pursuant to Section 16(a) of the Exchange Act, the Trust's executive officers and trustees, and persons beneficially owning more than 10% of the common shares, are required to file with the Commission reports of their initial ownership and changes in ownership of common shares. The Trust believes that for 1997, its executive officers and trustees who were required to file reports under Section 16(a) complied with such requirements in all material respects, with the exception of the late filing of a Form 4 with respect to Mr. Miller.


                             CERTAIN TRANSACTIONS


     Executive officers of the Trust and their affiliates who were partners in 58 property-owning partnerships in existence prior to the formation of the Trust in 1994 (the "Pre-Existing Partnerships") retained a minor portion of their interest in the Pre-Existing Partnerships, in order to eliminate an adverse tax consequence to the Trust in its formation. The Operating Partnership acquired all of the other interests in the Pre-Existing Partnerships in the formation. As part of the formation, these executive officers and affiliates entered into an agreement with the Operating Partnership under which such remaining interests would be exchanged, subject to $23.9 million of indebtedness of the partners (Willard G. Rouse III, $592,054; George F. Congdon, $10,282,027; David C. Hammers $10,105,520; affiliates $2,939,848) due to the Trust (which will be assumed by the Operating Partnership), for 120,117 additional Units. The exchange took place in December 1997, at which time the transferor partners were released from liability with respect to such indebtedness. The indebtedness was created at the time of the formation and the proceeds were used by the partners to make capital contributions to the Pre-Existing Partnerships. Such capital contributions were used to eliminate encumbrances on the partnerships' properties at the time of the Trust's formation.


     The founding partners of Rouse & Associates, the Company's predecessor, also owned all of The Norwood Company ("Norwood"), a construction company that performed much but not all of the construction for Rouse & Associates. In January 1995, the owners of Norwood sold the company to certain of its employees, none of whom is a Trust employee, taking back notes that are non-recourse to the buyers. Amounts paid by the Trust to Norwood in 1997 were $8.2 million.



                     REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION


     The Compensation Committee of the Board of Trustees, composed of independent trustees of the Board of Trustees, reviews the performance of the Trust's executive officers, fixes the base compensation of executive officers and awards appropriate bonuses, grants shares and options and determines the number of common shares to which such options should be subject. The Compensation Committee has access to independent compensation data and is authorized, if determined to be appropriate in any particular case, to engage outside compensation consultants.


     Executive Officer Compensation Policies. The objectives of the Compensation Committee are to (a) support the achievement by the Trust of desired performance, (b) provide compensation and benefits that will attract and retain superior talent, (c) reward performance and (d) relate a portion of compensation to the Trust's actual performance.


     The executive compensation program is comprised generally of base salary, performance bonuses and long-term incentives in the form of share options. The compensation program may also include various benefits, such as health insurance plans and pension, profit sharing and retirement plans in which substantially all of the Trust's employees participate. At the present time, the only plans in effect are health, life and disability insurance plans, a cafeteria plan, a 401(k) plan and the severance plan for certain senior officers of the Trust described under "Severance Plan."


     Base salaries are set by the Compensation Committee and are designed to be competitive with the salaries paid by publicly owned real estate investment trusts that are considered to be comparable to the Trust

(the "peer group"). Changes in individual base salaries are based on peer group practices, the Trust's performance, the individual's performance, experience and responsibility and increases in cost of living indices. Base salaries are reviewed for adjustment annually.

     The Named Executive Officers participate in a bonus program whereby such officers are eligible for cash bonuses based on a percentage of their base salary rate for the year. The bonus percentage is determined by competitive analysis and the executive's ability to influence the overall performance of the Trust. The bonus percentage to be awarded is allocated primarily to growth in funds from operations, subject to adjustment by the Compensation Committee in its discretion.

     The Compensation Committee determines the bonuses for executive officers other than the Named Executive Officers based upon attainment of certain performance goals relating to each participant's duties to the Trust. Such goals, which are established annually by the Trust's Chief Operating Officer, may include growth in funds from operations.

     Consistent with a policy adopted by the Compensation Committee for all employees, an executive officer has the option of taking stock in lieu of a cash bonus at the rate of shares equal to 120% of the cash value of the bonus.

     The Compensation Committee believes that employee equity ownership provides significant additional motivation to employees to maximize value for the Trust's shareholders and, therefore, grants share options to certain of the Trust's employees, including executive officers. It is anticipated that options will be exercisable at the prevailing market price of the common shares at the time of grant and, therefore, will have value only if the Trust's share price increases over the exercise price after the option is granted. The Compensation Committee believes that the grant of share options provides a long-term incentive to the grantees to contribute to the growth of the Trust and establishes a direct link between compensation and shareholder return.

     The terms of options, including vesting, exercisability and term, are determined by the Compensation Committee, subject to requirements imposed by the Trust's Amended and Restated Share Incentive Plan (the "Plan") under which such options may be granted. The options generally vest over a three-year period beginning with the date of the grant. Options granted to executives in 1997 vest 20% after the first year, 30% after the second year and 50% after the third year following the date of the grant. The terms set by the Compensation Committee are based upon the relative position and responsibilities of each employee, historical and expected contributions of each employee to the Trust, previous grants to each employee under the Plan and a review of competitive equity compensation for employees of similar rank in companies that are comparable to the Trust's industry, geographic location and size. For information regarding recent options granted to the Trust's Named Executive Officers, reference is made to the tables set forth under "Compensation of Executive Officers."

     Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes a limitation on the deductibility of nonperformance based compensation in excess of $1 million paid to certain executive officers. The Compensation Committee's policy with respect to Section 162(m) is to make every reasonable effort to ensure that compensation is deductible to the extent permitted, while simultaneously providing executives appropriate awards for their performance. The Company's long-term incentive plans have been designed to comply with the performance-based requirements of Section 162(m).

     Chief Executive Officer Compensation. The base salary, performance bonus and options awarded to the Trust's Chief Executive Officer, Mr. Rouse, are determined substantially in conformity with the policies described above for all other Named Executive Officers of the Trust. In 1997, Mr. Rouse was paid $229,320 in base salary and $229,320 in performance bonus. Mr. Rouse was granted 114,660 share options with respect to the fiscal year ended December 31, 1997.

                            Compensation Committee


                             John A. Miller (Chair)
                             Frederick F. Buchholz
                               M. Leanne Lachman

                         SHARE PRICE PERFORMANCE GRAPH

     The following table compares the cumulative total shareholder return on the common shares for the period beginning June 30, 1994 and ending December 31, 1997 with the cumulative total return on the Standard & Poor's 500 Stock Index ("S&P 500") and the NAREIT Equity REIT Total Return Index ("NAREIT Index") over the same period. Total return values for the S&P 500, the NAREIT Index and the common shares were calculated based on cumulative total return assuming the investment of $100 in the NAREIT Index, the S&P 500 and the common shares on June 30, 1994, and assuming reinvestment of dividends. The shareholder return shown on the graph below is not necessarily indicative of future performance.


                     Comparison of Cumulative Total Return
           Liberty Property Trust Common Shares, NAREIT Equity REIT
                     Total Return Index and S&P 500 Index


                          [INSERT DETAILED GRAPH HERE
                           USING INFORMATION BELOW]























                                            1994                                           1995
                           --------------------------------------   ---------------------------------------------------
                             June 30      Sept. 30      Dec. 31      March 31      June 30      Sept. 30      Dec. 31
Liberty Property Trust       100.00         99.38        100.52        101.19       104.61        115.52       115.12
NAREIT Index (1)             100.00         97.95         97.97         97.80       103.56        108.43       112.93
S&P 500                      100.00        104.92        104.90        115.11       126.03        136.05       144.16


                                                1996                                              1997
                          ------------------------------------------------  ------------------------------------------------
                           March 31     June 30     Sept. 30     Dec. 31     March 31     June 30     Sept. 30     Dec. 31
Liberty Property Trust      114.42       112.40       125.48      151.37       146.32      151.08       166.16      178.82
NAREIT Index (1)            115.50       120.63       128.53      152.75       153.83      161.48       180.57      183.73
S&P 500                     151.90       158.71       163.62      177.26       182.01      213.79       229.81      236.41

------------
(1) The NAREIT Index (consisting of 176 real estate investment trusts with a total market capitalization of $127.8 billion at December 31, 1997) is maintained by the National Association of Real Estate Investment Trusts, Inc., is published monthly, and is based on the last closing prices of the preceding month.

                         PROPOSALS OF SECURITY HOLDERS

     All proposals of any shareholder of the Trust that such holder wishes to be presented at the next Annual Meeting of Shareholders and included in the proxy statement and form of proxy prepared for that meeting must be received by the Trust at its principal executive offices no later than December 17, 1998. All such proposals must be submitted in writing to the Secretary of the Trust at the address appearing on the notice accompanying this proxy statement.


                             INDEPENDENT AUDITORS

     Ernst & Young LLP performed the customary auditing services for the fiscal year ended December 31, 1997. The Trust has selected Ernst & Young LLP as its independent auditors to perform these services for the next fiscal year. A representative of Ernst & Young LLP is expected to be present at the Meeting. Such representative will be available to respond to questions from the floor and will be afforded an opportunity to make any statement which he or she may deem appropriate.


                            SOLICITATION OF PROXIES

     The cost of the solicitation of proxies will be borne by the Trust. In addition to the use of the mails, solicitations may be made by telephone and personal interviews by officers, directors and regularly engaged employees of the Trust. The Trust has engaged Corporate Investor Communications, Inc. ("CIC") to distribute the Trust's shareholder materials and solicit proxies. The Trust has agreed to pay CIC a fee of approximately $5,500 and reimburse CIC for all reasonable disbursements. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward this proxy statement to the beneficial owners of the stock held of record by such persons, and the Trust will reimburse them for their charges and expenses in this connection.


                          ANNUAL REPORT ON FORM 10-K

     The Trust will provide without charge to each person solicited by this Proxy Statement, at the written request of any such person, a copy of the Trust's Annual Report on Form 10-K (including the financial statements and the schedules thereto) as filed with the Securities and Exchange Commission for its most recent fiscal year. Such written requests should be directed to the Director of Investor Relations at the address of the Trust appearing on the first page of this Proxy Statement.

                                   APPENDIX
P
R                           LIBERTY PROPERTY TRUST
O                          65 VALLEY STREAM PARKWAY
X                        MALVERN, PENNSYLVANIA 19355
Y

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

   The undersigned shareholder of LIBERTY PROPERTY TRUST (the "Trust") hereby appoints Willard G. Rouse III and Joseph P. Denny, and each of them acting individually, as the attorney and proxy of the undersigned, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all shares of beneficial interest of the Trust which the undersigned would be entitled to vote if personally present at the annual meeting of shareholders of the Trust to be held on Wednesday, May 20, 1998 at 10:00 a.m., local time, at the Desmond Hotel, 1 Liberty Boulevard, Malvern, Pennsylvania 19355, and any adjournment or postponement thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side.

   THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" ALL OF THE NOMINEES OF THE BOARD OF TRUSTEES IN THE ELECTION OF TRUSTEES.

                               SEE REVERSE SIDE

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE
                                 SEE REVERSE
                                     SIDE

[X]  PLEASE MARK VOTES AS IN THIS EXAMPLE.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted "FOR" all of the nominees of the Board of Trustees in the election of trustees. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

1. Proposal to elect three Class I trustees to hold office until 2001.

Nominees:
Willard G. Rouse III,
M. Leanne Lachman and          FOR          WITHHOLD
J. Anthony Hayden             [   ]          [   ]

-------------------------------------------------
FOR ALL NOMINEES, EXCEPT WITHHOLD FOR THOSE
WHOSE NAMES ARE HAND WRITTEN IN THE SPACES ABOVE.


The undersigned hereby acknowledges receipt of the notice of annual meeting, the proxy statement furnished in connection therewith and the annual report to shareholders and hereby ratifies all that the said attorneys and proxies may do by virtue hereof.

                MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT |B|

NOTE: Please mark, date and sign this proxy card and return it in the enclosed envelope. Please sign as your name appears hereon. If shares are registered in more than one name, all owners should sign. If signing in a fiduciary or representative capacity, please give full title and attach evidence of authority. Corporations please sign will full corporate name by a duly authorized officer and affix corporate seal.

Signature:__________________________ Date:____________

Signature:__________________________ Date:____________

                                      36